Exhibit 4.1

  BOARD RESOLUTION ESTABLISHING AND APPROVING THE DESIGNATION,
     PREFERENCES AND RIGHTS OF SERIES A PREFERENCE SHARES OF
               AEGEAN EARTH AND MARINE CORPORATION

A meeting of the Board of Directors of Aegean Earth And Marine
Corporation (the "Company") held on the 15th day of January, 2008

PRESENT:  Joseph Rozelle, President and Chairman  of the Company.
          David Richardson, Director of the Company

By agreement Joe Rozelle acted as Chairman of the meeting and David Richardson acted as Secretary.

Notice of Quorum

The Chairman noted that due notice of the meeting had been given that all directors were present in person and/or by phone that the meeting could proceed to business.

     WHEREAS, pursuant to the authority conferred, granted and vested upon the Board of Directors by the Memorandum & Articles of Association of the Company (the "Articles of Association"),
                                      ------------------------
and in accordance with the Companies Law of the Cayman Islands (2004 Revision), the said Board of Directors, as of January 15, 2008 adopted the following resolutions creating a series of Five Million (5,000,000) Preference Shares, designated as "Series A Convertible Preference Shares," none of which shares have been issued;

     RESOLVED, that the Company is authorized to issue Five Million (5,000,000) shares of its Series A Convertible Preference Shares (the "Preference Shares"), par value $0.00064 per share,
              -----------------
which shall have the powers, designations, preferences and other special rights set forth below.

     (1)  Voting Rights.  Except as otherwise provided herein, in
          -------------
the Articles of Association or as required by law, the holders of the Preference Shares shall have no voting rights.

     (2)  Stated Value.  Each   Preference  Share  shall  have  a
          ------------
"Stated Value" equal to Three Dollars ($3.00).
 ------------
     (3)  Redemption. Commencing six (6) months after the date of
          ----------
issuance of the Preference Shares (such date for each Preference Share herewith referred to as the "Original Issue Date"), the
                                     --------------------
Company at its sole option, may repurchase all or any portion of the principal amount of such Preference Shares outstanding at any time (the "Redemption Date"), together with any accrued and
             ---------------
unpaid dividends hereunder by paying, in exchange for each Preference Share to be redeemed, a cash payment equal to the Stated Value per each such Preference Share plus all accrued and unpaid dividends through and including the date of payment (the "Redemption Amount").
 -----------------

     (4)  Conversion  of  Preference  Shares.   Preference Shares
          ----------------------------------
shall be convertible into Ordinary Shares on the terms and conditions set forth in this Section 4. The term "Conversion
                                 ---------
Shares" shall mean the Ordinary Shares issuable upon conversion of the Preference Shares. The Company shall not issue any fraction of a Ordinary Share upon any conversion. All Ordinary Shares (including fractions thereof) issuable upon conversion of more than one Preference Share by a Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a Ordinary Share. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a Ordinary Share, the Company shall, in lieu of issuing such fractional share, issue one whole Ordinary Share to the Holder thereof. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of Preference Shares unless such taxes result from the issuance of Ordinary Shares upon conversion to a person other than the Holder.

          (a)  Optional Conversion. Commencing thirty (30) months
               -------------------
after the Original Issuance Date, any Holder shall be entitled to convert all or a portion of such Holder's Preference Shares into fully paid and non-assessable Ordinary Shares (each an "Optional
                                                         --------
Conversion"),   in   accordance  with  this  Section   4(a)   and
----------                                   --------------
Sections 4(b) and 4(c).
-------------     ----

            (b)   Conversion  Price.   Subject  to  anti-dilution
                  -----------------
adjustment  as  provided  in  Section  4(d),  upon  an   Optional
                              -------------
Conversion  pursuant to Section 4(a), the conversion  price  (the
                        ------------
"Conversion  Price")  of each Preference Share  shall  be  $0.50.
 -----------------
Each Preference Share will convert into that number of Ordinary Shares determined by dividing the Stated Value by the Conversion Price, as adjusted at the time of conversion.

          (c)  Mechanics of Conversion.
               -----------------------

               (i) To convert Preference Shares into Conversion Shares pursuant to Section 4(a) on any date commencing thirty
                     ------------
(30) months after the Original Issuance Date, the Holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time on such date, a copy of an executed notice of conversion (the "Conversion
                                                       ----------
Notice")  to the Company, and (ii) surrender to a common  carrier
------
for delivery to the Company within three (3) business days of such date the Preference Share Certificates (as hereinafter defined) representing the Preference Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction). The term "Preference
                                                       ----------
Share   Certificates"  shall  mean,  the  original   certificates
--------------------
representing the Preference Shares.

               (ii) On or before the third (3rd) Business Day following the date of receipt of a fully executed and completed Conversion Notice, the Company shall (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder of Preference Shares or its designee, for the number of Ordinary Shares to which the Holder of Preference Shares shall be entitled, or (y) provided that the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the request of a
                          --------------
Holder of Preference Shares, credit such aggregate number of Ordinary Shares to which the Holder of Preference Shares shall be entitled to such Holder's or its designee's balance account with the Depository Trust Company through its Deposit Withdrawal Agent Commission system. If the number of Preference Shares represented by the Preference Share Certificate(s) submitted for conversion pursuant to Section 4(d)(i) is greater than the number of
              ----------------
Preference Shares being converted, then the Company shall, as soon as practicable and in no event later than three business days after receipt of the Preference Share Certificate(s) and at its own expense, issue and deliver to the Holder thereof a new Preference Share Certificate representing the number of Preference Shares not converted. The person or persons entitled to receive the Ordinary Shares issuable upon a conversion of Preference Shares shall be treated for all purposes as the record holder or holders of such Preference Shares on the applicable conversion date.

          (d)  Anti-Dilution Provisions. The Conversion Price  in
               ------------------------
effect at any time and the number and kind of securities issuable upon conversion of the Preference Shares shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (i)  Adjustment for Stock Splits and Combinations.
                    --------------------------------------------
If the Company at any time or from time to time on or after the Original Issuance Date effects a subdivision of the outstanding Ordinary Shares, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section
                                                          -------
4(d)(i)  shall become effective at the close of business  on  the
-------
date the subdivision or combination becomes effective.

               (ii)   Adjustment   for  Certain   Dividends   and
                      -------------------------------------------
Distributions. If the Company at any time or from time to time on
-------------
or after the Original Issuance Date makes or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(ii) as of the time of actual
                    ----------------
payment of such dividends or distributions.

               (iii)      Adjustments  for  Other  Dividends  and
                          ---------------------------------------
Distributions. In the event the Company at any time or from  time
-------------
to time on or after the Original Issuance Date makes or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the Holders of
Preference Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company which they would have received had their Preference Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4(d) with
                                              -------------
respect to the rights of the Holders of Preference Shares.

               (iv) Adjustment for Reclassification, Exchange and
                    ---------------------------------------------
Substitution. In the event that at any time or from time to  time
------------
on or after the Original Issuance Date, the Conversion Shares are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 4(d)), then and in any such event each Holder of
         -------------
Preference Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of Ordinary Shares into which such Preference Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

               (v)   Reorganizations, Mergers, Consolidations  or
                     --------------------------------------------
Sales  of Assets. If at any time or from time to time on or after
----------------
the Original Issuance Date there is a capital reorganization of the Ordinary Shares (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4(d)) or a merger or consolidation of
                   -------------
the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holders of Preference Shares shall thereafter be entitled to receive upon conversion of the Preference Shares the number of shares of stock or other securities or property to which a holder of the number of Ordinary Shares deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this
Section  4(d)  with  respect to the  rights  of  the  Holders  of
-------------
Preference Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4(d)
                                                    -------------
(including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preference Shares) shall be applicable after that event and be as nearly equivalent as is practicable.

               (vi) Sale of Shares Below Conversion Price.
                    -------------------------------------
               A. If at any time or from time to time following the Original Issuance Date, the Company issues or sells, or is deemed by the express provisions of this Section 4(d)(vi) to have
                                         ----------------
issued or sold, Additional Ordinary Shares (as hereinafter defined), other than as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of Ordinary Shares, in either case as provided in Section 4(d)(i)
                                                  ---------------
above, for a consideration, exercise or conversion price per share less than the Conversion Price in effect immediately prior to the issuance or sale of such Additional Ordinary Shares, or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (upon such issuance or sale) be reduced to the lowest effective price at which the Additional Ordinary Shares is issued, granted or sold.

               B. For the purpose of making any adjustment required under Section 4(d)(vi), the consideration received by
                ----------------
the Company for any issue or sale of securities shall (I) to the extent it consists of cash be computed at the amount of cash received by the Company, (II) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors of the Company (the "Board"), (III) if Additional Ordinary Shares,
                   -----
Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Ordinary Shares or
Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Ordinary Shares, Convertible Securities or rights or options, and
(IV) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

               C.    For  the purpose of the adjustment  required
under  Section  4(d)(vi),  if the Company  issues  or  sells  any
       -----------------
rights, warrants or options for the purchase of, or stock or other securities convertible into or exchangeable for Additional Ordinary Shares (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible
                                                      -----------
Securities")  and  if  the conversion price  of  such  Additional
----------
Ordinary Shares is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights, warrants, options or Convertible Securities the maximum number of Additional Ordinary Shares issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants, options or Convertible Securities, plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, warrants, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Ordinary Shares on the exercise of any such rights, warrants or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, warrants, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Ordinary Shares so issued were the Additional Ordinary Shares, if any, actually issued or sold on the exercise of such rights, warrants, or options or rights of conversion or exchange of such Convertible Securities, and such Additional Ordinary Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants, or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

               D.    For  the purpose of the adjustment  required
under  Section 4(d)(vi), if the Company issues or  sells,  or  is
       ----------------
deemed  by  the express provisions of this Section 4(d)  to  have
                                           ------------
issued or sold, any rights or options for the purchase of Convertible Securities and if the conversion price of the Additional Ordinary Shares underlying such Convertible Securities is less than the Conversion Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Ordinary Shares issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Ordinary Shares an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights, warrants or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, warrants or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights, warrants or options or upon the actual issuance of
Additional Ordinary Shares upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (C) above for the readjustment of the Conversion Price upon the expiration of rights, warrants or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, warrants options and Convertible
-------  --------
Securities referred to in this paragraph (D).

               E.    "Additional Ordinary Shares" shall mean  all
                      --------------------------
shares of Ordinary Shares issued by the Company on or after the Original Issuance Date, whether or not subsequently reacquired or retired by the Company, other than (I) the Conversion Shares,
(II) Ordinary Shares issuable upon exercise of warrants, options and convertible securities outstanding as of the Original Issuance Date (provided that the terms of such warrants, options and convertible securities are not modified after the Original Issuance Date to adjust the exercise price other than pursuant to anti-dilution provisions), (III) Ordinary Shares issued to employees of the Company or any subsidiary pursuant to stock option plans or other arrangements approved by the Board or pursuant to guidelines approved by the Board or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement, (IV) Ordinary Shares issued in connection with bona fide acquisitions, mergers, joint ventures and other similar transactions approved by the Board, (V) Ordinary Shares issued pursuant to any event for which adjustment is made to the Conversion Price under Section 4(d) hereof or to the exercise
                        ------------
price under the anti-dilution provisions of any warrants outstanding as of the Original Issuance Date, (VI) Ordinary Shares issued or issuable pursuant to the Acquisition Agreement by and among the Company, Aegean Earth, S.A., Joseph Brandon Clancy, Gus Polites, dated as of January __, 2008 (the
"Acquisition  Agreement"),  (VII)   Ordinary  Shares  issued   or
 ----------------------
issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board, and (VIII) shares of Class A Ordinary Shares issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board. (IV) Ordinary Shares issued or issuable pursuant to the Memorandum of Understanding by and among, Access America Fund, LP, Aegean Earth, S.A., and a Shareholder of a Target Company (the "Memorandum of Understanding"). "Fair Market Value" shall mean as
 ---------------------------     -----------------
of any date (i) if the Ordinary Shares are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the twenty (20) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if the Ordinary Shares are not so listed but are traded on the NASDAQ, the average of the closing prices as reported on the NASDAQ during the twenty (20) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NASDAQ; or if not then included for quotation on the NASDAQ, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board of the National
Quotation Bureau, as the case may be, or (iii) if the Ordinary Shares are not then publicly traded, the fair market price, not less than book value thereof, of the Ordinary Shares as determined in good faith by the Board.

               F. Other than a reduction pursuant to its applicable anti-dilution provisions, any reduction in the conversion price of any Convertible Security, whether outstanding on the Original Issuance Date or thereafter, or the price of any option, warrant or right to purchase Ordinary Shares or any Convertible Security (whether such option, warrant or right is outstanding on the Original Issuance Date or thereafter), to a conversion price less than the current Conversion Price, shall be deemed to be an issuance of such Convertible Security and all such options, warrants or rights at such conversion price, and the provisions of Sections 4(d)(vi)(C), (D) and (E) shall apply
                   --------------------  ---     ---
thereto mutatis mutandis.
        ----------------

               G. Any time an adjustment is made to the Conversion Price pursuant to Section 4(e) of this Certificate, a
                             ------------
corresponding proportionate change shall be made to the number of shares of Ordinary Shares issuable upon conversion of each Preference Share.

               (vii)     No Adjustments in Certain Circumstances.
                         ---------------------------------------
No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one ($0.01) cent in such price; provided, however, that any
                                   --------   -------
adjustments  which  by reason of this Section 4(d)(vii)  are  not
                                      -----------------
required  to  be  made shall be carried forward  and  taken  into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 4(d)(vii) shall be
                                       -----------------
made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                (viii)    No Impairment. The Company will not, by
                          -------------
amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the
Company  but  will  at  all times in good  faith  assist  in  the carrying out of all the provisions of this Section 4 and  in  the
                                           ---------
taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Preference Shares against impairment.

                (vi)  Certificate  as  to Adjustments.  Upon  the
                      -------------------------------
occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense
                         ---------
shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Preference Shares, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Preference Shares.

                (x)  Status of Converted Stock. In the event  any
                     -------------------------
Preference  Shares  shall  be converted  pursuant  to  Section  4
                                                       ----------
hereof, the shares so converted shall be canceled and shall not be reissued as Preference Shares.

     (5)  Assumption and Provision Upon Organic Change.  Prior to
          --------------------------------------------
the consummation of any Organic Change (as defined below), the Company shall make appropriate provision to ensure that each of the Holders will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Ordinary Shares immediately theretofore acquirable and receivable upon the conversion of such Holder's Preference Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Ordinary Shares which would have been acquirable and receivable upon the conversion of such Holder's Preference Shares into Ordinary Shares immediately prior to such Organic Change. The following shall constitute an "Organic Change:" any
                                            --------------
recapitalization, reorganization, reclassification, consolidation or merger, sale of all or substantially all of the Company's assets to another person or other transaction which is effected in such a way that holders of Ordinary Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Ordinary Shares.

     (6)  Liquidation, Dissolution, Winding-Up.

          (a)      Liquidation  Preference.   Holders  shall   be
                   -----------------------
entitled to receive out of the assets of the Company legally available for distribution therefrom (the "Liquidation Funds"),
                                            ------------------
before  any  amount shall be paid to the holders of  any  of  the capital stock of the Company of any class junior in rank  to  the
Preference Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preference Share equal to 100% of the sum of (i) of the Stated Value, plus (ii) all dividends, if any, which have accrued or are payable under
Section  8  hereof, but have not been paid and  received  by  the
----------
Holders, up to and including the date full payment is tendered to the Holders with respect to such Liquidation (collectively, the "Liquidation Preference").
 ----------------------

          (b)      Liquidation  Distribution.    If,   upon   any
                   -------------------------
Liquidation, the Liquidation Funds are insufficient to pay, issue or deliver the full amount due to the Holders and holders of shares of other classes or series of preference shares of the Company that are expressly provided for as of equal rank with the Preference Shares as to payments of Liquidation Funds (the "Pari
                                                             ----
Passu  Shares"), then each holder of Preference Shares  and  Pari
-------------
Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective certificates of designation of preferences rights and limitations, as a percentage of the full amount of Liquidation Funds payable to all holders of Preference Shares and Pari Passu

Shares.   No  Holder of Preference Shares shall  be  entitled  to
receive any amounts with respect thereto upon any Liquidation other than the amounts provided for herein; provided that a Holder of Preference Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder. The form of consideration in which the Liquidation Preference is to be paid to the Holders of the Preference Shares as provided in this Section 6 shall be the form of consideration received by the
     ---------
Company or the other holders of the Company's capital stock, as the case may be.

          (c)      "Liquidation"  means  (i)   any   liquidation,
                    -----------
dissolution or winding up of the Company, whether voluntary or involuntary, and/or (ii) any filing for bankruptcy pursuant to applicable federal and/or state laws.

     (7)   Preferred Rank. All Ordinary Shares shall be of junior
           --------------
rank  to  all  Preference  Shares  in  all  respects  as  to  the preferences as to distributions and payments upon any Liquidation. The rights of the Ordinary Shares shall be subject to the preferences and relative rights of the Preference Shares.

     (8)  Dividends; Participation.
          ------------------------

           (a)   Dividends.  Each Preference Share  shall  accrue
                 ---------
dividends at the rate of six (6%) percent ($0.18 per share) per annum of the Stated Value, which dividends shall be paid when, as, and if declared by the Board of Directors out of funds legally available thereof, payable upon the Redemption Date (the "Dividend Payment Date"). Dividends payable will be prorated
 ----------------------
from the Original Issuance Date based upon the number of days the Preference Shares are outstanding in the applicable fiscal year. Dividends on the Preference Shares shall be cumulative. No dividends or other distributions may be paid or otherwise made with respect to the Ordinary Shares and no Ordinary Shares may be repurchased by the Company during any fiscal year of the Company until dividends equal to the amount specified above (the "Annual
                                                           ------
Dividend") on the Preference Shares have been declared,  paid  or
--------
set apart during that fiscal year.

          (b)  Optional Dividends.   In addition to the dividends
               ------------------
described  in Section 8(a) above, the Company reserves the  right
              ------------
to declare and pay optional dividends to the Holders of Preference Shares in such amounts, form (securities and/or cash) and at such time as determined by the Board.

     (9)  Limited Special Voting Rights.
          -----------------------------

          (a) The affirmative vote of the Holders owning not less than a majority of the then issued and outstanding Preference Shares, at a meeting duly called for such purpose, or by the written consent without a meeting of the Holders of not less than a majority of the then outstanding Preference Shares, shall be required for any amendment to any of the preferences, rights and limitations of the Preference Shares and/or the Company's Articles of Association which would directly and/or indirectly amend, alter, change, repeal or otherwise adversely affect any of the powers, designations, preferences and rights of the Preference Shares, including to increase the amount of authorized capital stock of any such class.

          (b) For so long as Preference Shares remain outstanding, the Company shall not, without the express written consent of Holders owning no less than a majority of the aggregate Stated Value of the then issued and outstanding Preference Shares issue any preference shares senior to or pari passu with the Preference Shares.

     (10)  Lost  or  Stolen  Certificates. Upon  receipt  by  the
           ------------------------------
Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preference Shares Certificate(s) representing the Preference Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preference Shares Certificate(s), the Company shall execute and deliver new Preference Shares Certificate(s) of like tenor and date.

     (11)  Notices. Whenever notice is required to be given under
           -------
any of the preferences, rights and limitations of the Preference Shares, unless otherwise provided herein, such notice shall be given in writing and will be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the Company's executive offices or (b) if to a Holder, at the address set forth on Company's books and records.



           Remainder of Page Intentionally Left Blank

The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

     Executed on January 15, 2008.


                                   /s/ Joseph Rozelle
                                   ----------------------
                                   Joseph Rozelle
                                   Chairman and President

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